UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 6, 2009

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Forbes Energy Services Ltd. (together with its subsidiaries, the “Company”), having received consents from holders representing a majority of the aggregate principal of the 11% Senior Secured Notes due 2015 issued by its two subsidiaries, Forbes Energy Services LLC and Forbes Energy Capital Inc. (the “Notes”), pursuant to the Company’s previously announced consent solicitation, entered into the Third Supplemental Indenture, dated as of February 6, 2009 (the “Third Supplemental Indenture”), to the indenture governing the Notes (the “Indenture”), with Wells Fargo Bank, National Association, as trustee (the “Trustee”) and certain subsidiary guarantors named therein.

The Third Supplemental Indenture amends the definition of Net Income to provide for the exclusion, in certain circumstances, of certain non-cash charges for impairment writedowns or writeoffs of noncurrent assets and extraordinary, unusual or nonrecurring non-cash charges. Additionally, the Third Supplemental Indenture amends the Indenture to (i) make the Limitation on Capital Expenditures covenant more restrictive on the Company, (ii) require the Company during the first quarter of 2009 and by the end of the second quarter of 2010, to spend an aggregate of $10 million in cash to repurchase Notes upon specified terms and conditions and (iii) restrict the ability of the Company to incur any additional Indebtedness (including Additional Notes, which essentially means additional Notes issued under the Indenture or so-called “tack-on” notes) under the Fixed Charge Coverage Ratio test contained in Section 4.14(a) of the Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock covenant (“ratio debt”) that is secured by any assets or property of the Company or its subsidiaries.

The foregoing description is qualified in its entirety by reference to the Third Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 – Other Events

On February 9, 2009, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that it had successfully obtained the requisite consents with respect to its previously announced solicitation of consents from holders of its Notes.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

4.1	Third Supplemental Indenture, dated as of February 6, 2009, by and among Forbes Energy Services LLC and Forbes Energy Capital, Inc., Wells Fargo Bank, National Association, in its capacity as trustee and the guarantors named therein.

99.1	Press Release, dated February 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: February 12, 2009	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer